Exhibit 99.1

Article III, § 8. Executive Committee. The Board of Directors may, by resolution adopted by vote of a majority of the whole Board, appoint an Executive Committee, to consist of the chief executive officer of the corporation and at least two other Directors, which shall be empowered to perform such functions as may be delegated to it by the Board. The Chairman of the Board of Directors shall act as chairman of the Executive Committee unless another member shall have been appointed chairman by the Board of Directors.